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                                                                    EXHIBIT 3.32

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                       NEW YORK ORGANIC FERTILIZER COMPANY


                     RESTATED GENERAL PARTNERSHIP AGREEMENT



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                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I  Definitions............................................................................................1
     Section 1.1  Definitions.....................................................................................1
     Section 1.2  Terms Generally.................................................................................2

ARTICLE II  General Provisions....................................................................................3
     Section 2.1  Formation.......................................................................................3
     Section 2.2  Partners........................................................................................3
     Section 2.3  Name............................................................................................3
     Section 2.4  Liability of Partners...........................................................................3
     Section 2.5  Term............................................................................................3
     Section 2.6  Purpose; Powers.................................................................................3
     Section 2.7  Principal Office................................................................................4

ARTICLE III  Management and Operation of the Partnership..........................................................4
     Section 3.1  Management......................................................................................4
     Section 3.2  Actions Requiring a Partner Consent.............................................................4
     Section 3.3  Officers and Employees..........................................................................6
     Section 3.4  Compensation....................................................................................6
     Section 3.5  Certain Duties and Obligations of the Partners..................................................7
     Section 3.6  Restrictions on Authority of the Partners.......................................................7
     Section 3.7  Title to Partnership Assets.....................................................................7
     Section 3.8  Partner Compensation............................................................................8

ARTICLE IV  Scope Of Partnership..................................................................................8
     Section 4.1  Other Activities Permitted......................................................................8

ARTICLE V  Capital Contributions: Allocations: Distributions: Partner Advances....................................8
     Section 5.1  Capital Contributions...........................................................................8
     Section 5.2  Capital Accounts................................................................................8
     Section 5.3  Allocation......................................................................................9
     Section 5.4  Periodic Distributions Prior to Liquidation.....................................................9
     Section 5.5  Expenses........................................................................................9
     Section 5.6  Capital Expenditures...........................................................................10
     Section 5.7  Partner Advances...............................................................................10

ARTICLE VI  Books and Reports: Tax Matters.......................................................................10
     Section 6.1  General Accounting Matters.....................................................................10
     Section 6.2  Certain Tax Matters............................................................................11

ARTICLE VII  Dissolution.........................................................................................11
     Section 7.1  Dissolution....................................................................................11
     Section 7.2  Winding-Up.....................................................................................12
     Section 7.3  Final Distribution.............................................................................12


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
ARTICLE VIII  Transfer of Partners' Interests....................................................................13
     Section 8.1  Restrictions on Transfer of Partnership Interests..............................................13
     Section 8.2  Other Transfer Provisions......................................................................13

ARTICLE IX  Miscellaneous........................................................................................14
     Section 9.1  Arbitration....................................................................................14
     Section 9.2  Ownership and Use of Names.....................................................................14
     Section 9.3  Governing Law..................................................................................14
     Section 9.4  Successors and Assigns.........................................................................15
     Section 9.5  Access; Confidentiality........................................................................15
     Section 9.6  Notices........................................................................................15
     Section 9.7  Counterparts...................................................................................15
     Section 9.8  Entire Agreement...............................................................................15
     Section 9.9  Amendments.....................................................................................15
     Section 9.10  Section Titles................................................................................15
     Section 9.11  Representations and Warranties................................................................15


Schedule A - PARTNERS OF THE PARTNERSHIP
             NEW YORK ORGANIC FERTILIZER COMPANY


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

         GENERAL PARTNERSHIP AGREEMENT of New York Organic Fertilizer Company (the "Partnership"), dated as of August 14, 2000, by and between Synagro-WWT, Inc., a Maryland corporation ("WWT"), and NYOFCO Holdings Inc., a Delaware corporation ("NYOFCO").

                              Preliminary Statement

         WHEREAS, the Partnership was formed on January 11, 1991; and

         WHEREAS, the Partnership has constructed, owns and operates the sludge pelletizer facility located at 1108 Oak Point Avenue, Bronx, New York (the "Project"), and in connection therewith owns certain assets related to the Project, including but not limited to permits, real estate leases, equipment and receivables;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this
Agreement:

         "Affiliate" with respect to any person means any other person who controls, is controlled by or is under common control with such person.

         "Agreement" means this General Partnership Agreement of the Partnership, as it may be amended, supplemented, modified or restated from time to time.

         "Capital Account" has the meaning set forth in Section 5. 2.

         "Cash Available for Distribution" means, with respect to any Fiscal Period, the sum of (i) the excess, if any, of (A) the gross cash receipts of the Partnership over (B) the sum, without duplication, of (x) the amount, if any, of cash operating expenses of the Partnership during such Fiscal Period and (y) the amount, if any, of cash reserves determined by a Partner Consent to be reasonably necessary to satisfy accrued expenses and otherwise to meet the operational needs of the Partnership's business, (ii) the Cash Available for Distribution as of the end of the preceding Fiscal Periods and not distributed with respect to such Fiscal Period.

         "Cause" means, with respect to any person, the occurrence or existence of any of the following: (i) a deliberate failure by such person to perform in any material respect the duties, commensurate with such person's position with the Partnership, necessary or desirable to obtain the objectives of the Partnership contemplated hereby; (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by such person against the Partnership; or (iii) the causing of a material loss or damage to the Partnership or its business or customer relationships as a result of the gross negligence, reckless disregard of duty or willful misconduct of such person in the course of the activities of such person or on behalf of the Partnership.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

         "Default" with respect to any Partner means a default in performance of or failure to comply with any of the agreements, obligations or undertakings of such Partner contained herein if within 30 days following notice thereof from the other Partner (10 days if the default or non-compliance is due to the nonpayment of moneys), such Partner fails to cure such default or non-compliance.

         "Fiscal Period" has the meaning set forth in Section 5.4.

         "Fiscal Year" means the one-year period ending on December 31 of each year.

         "Liquidator" has the meaning set forth in Section 7.2.

         "NYOFCO Partner" means NYOFCO or any Partner to which all, but not less than all, of NYOFCO's Partnership Interest is transferred in accordance with
Article VII.

         "Net Income (Loss)" has the meaning set forth in Section 6.1(a). "Partner" means any person who is a partner of the Partnership. "Partner Advance" has the meaning set forth in Section 5.7. "Partner Consent" has the meaning assigned in Section 3.2. "Partnership" has the meaning set forth in the heading of this Agreement. "Partnership Business" has the meaning set forth in
Section 2.6.

         "Partnership Interest" means, with respect to any Partner, the interest in the Partnership held by such Partner in the income, gains, losses, deductions, tax credits, cash distributions and noncash distributions (valued at the fair market value at the date of distribution) of the Partnership. Each Partner's Partnership Interest on the date hereof is as set forth on Schedule A under the appropriate caption opposite such Partner's name.

         "Partnership Law" means the Partnership Law of the State of New York, as it may be amended from time to time, and any successor to such statute.

         "Project" has the meaning set forth in the Preliminary Statement.

         "Tax Matters Partner" has the meaning set forth in Section 6.2(b).

         "Transfer" has the meaning set forth in Section 8.1(a).

         "WWT Partner" means WWT or any Partner to which all, but not less than all, of WWT's Partnership Interest is transferred in accordance with Article VII.

         Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" includes individuals, partnerships, joint ventures, corporations, trusts, governments (or


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agencies or political subdivisions thereof) and other associations and entities.
Unless the context requires otherwise, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE II

                               General Provisions

         Section 2.1 Formation. The parties hereto hereby agree that the business of the Partnership shall be continued in the form of a general partnership under the Partnership Law for the purposes and on the terms set forth in this Agreement.

         Section 2.2 Partners. Schedule A contains the name, address and Partnership Interest of each Partner as of the date of this Agreement. Schedule A shall be revised by the Partners from time to time to reflect the admission or withdrawal of a Partner or the transfer or assignment of Partnership Interests in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein.

         Section 2.3 Name. The Partnership shall conduct its activities under the name of "New York Organic Fertilizer Company". The WWT Partner shall have the power at any time to change the name of the Partnership if such name change has been notified in writing to the other Partners. If required by applicable law, the WWT Partner shall cause appropriate partnership certificates or fictitious business name certificates to be filed with the appropriate governmental authorities.

         Section 2.4 Liability of Partners. Except as otherwise provided herein, responsibility for all losses, liabilities and expenses incurred by the Partnership shall, as among the Partners, be allocated among the Partners in accordance with the procedures for allocating Net Income (Loss), asset forth in
Section 6.1.

         Section 2.5 Term. The existence of the Partnership shall continue, unless sooner dissolved, wound up and terminated in accordance with Article VII, until December 31, 2040; provided that the Partners may by mutual written consent extend the term of the Partnership to such later date as they may determine. No Partner shall have the right, and each Partner hereby agrees not to, withdraw from the Partnership, nor to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Partnership, except as provided in this Agreement, and no Partner at any time shall have the right to petition or to take any action to subject Partnership assets or any part thereof to the authority of any court or other governmental body in connection with any bankruptcy, insolvency, receivership or similar proceeding.

         Section 2.6 Purpose; Powers. The purpose of the Partnership shall be, directly or indirectly through subsidiaries or Affiliates, (i) to acquire, own, operate, maintain, manage, improve, develop, invest in, construct, operate, mortgage, expand, buy, lease or otherwise use for profit, and to generally engage in the business of, the Project (collectively, the "Partnership Business"), and (ii) to do all things necessary or incidental thereto. In connection therewith, the Partnership may enter into any lawful transactions and engage in any lawful activities in


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furtherance of the Partnership Business; provided, that this Agreement shall not be deemed to create a general partnership among the Partners with respect to any activities whatsoever other than activities within the scope and purposes of the Partnership specified herein.

         Section 2.7 Principal Office. The principal office of the Partnership shall be located at the offices of New York Organic Fertilizer Company at 1108 Oak Point Avenue, Bronx, New York 10474 or at such other place as may from time to time be approved by a Partner Consent. The Partnership may also conduct business at such other places as may from time to time be determined by the WWT Partner to be required by the operations of the Partnership.

                                  ARTICLE III

                   Management and Operation of the Partnership

         Section 3.1 Management. Subject to Sections 3.2 and 3.6 and except as otherwise provided in this Agreement, the WWT Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, and to take all such actions as the WWT Partner deems necessary, appropriate or desirable to accomplish the purposes of the Partnership as set forth herein. In connection therewith, subject to the provisions of Sections 3.2 and 3.6, the WWT Partner shall have the right, power and authority to do or cause to be done any and all acts, at the expense of the Partnership, deemed by it to be necessary, appropriate or desirable to-carry out the business of the Partnership described in this Agreement, including the right, power and authority to enter into any agreement, contract or undertaking on behalf of the Partnership, and to cause the Partnership to perform its obligations thereunder. The WWT Partner shall negotiate all agreements pertaining to the Project and all assets and properties of the Partnership at the appropriate times and shall prepare and file all applications, tariffs, agreements and other instruments which must or should be filed by the Partnership with any Federal, state or local governmental or regulatory body in connection with the conduct of the Partnership's business.

         Section 3.2 Actions Requiring a Partner Consent.

                  (a) The following Partnership matters shall require the approval of a majority of Partnership Interests (a "Partner Consent") and shall not be taken by any Partner without the receipt of a Partner Consent:

                        (i) any change in the nature of the Partnership
Business;

                        (ii) any amendment, modification or supplement to or of Schedule A to this Agreement to reflect a transfer of a Partnership Interest in accordance with this Agreement;

                        (iii) the withdrawal of a Partner from the Partnership or admission of an additional Partner to the Partnership pursuant to Section 8.2(b);

                        (iv) the adoption of an expense budget of the Partnership for each Fiscal Year pursuant to Section 5.5(b), any revision thereof and the incurrence of expenses in


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connection with the business of the Partnership in excess of 10% of the relevant line item specified in such expense budget;

                        (v) the adoption of a capital budget of the Partnership for each Fiscal Year pursuant to Section 5.6(b), any revision thereof and the incurrence of capital expenditures in connection with the business of the Partnership in excess of the relevant line item specified in such capital budget;

                        (vi) the incurrence, renewal or refinancing of indebtedness for borrowed money by the Partnership;

                        (vii) any sale, exchange, lease, mortgage, assignment, pledge or other transfer of, or granting of a security interest, lien or other encumbrance on, any asset or assets of the Partnership in excess, individually or in the aggregate in any Fiscal Year, of 5% of the total assets of the Partnership at such time, or any merger, consolidation, recapitalization or other reorganization of the Partnership with, or into any other business entity;

                        (viii) the purchase or lease of assets having a value in excess of 5% of the total assets of the Partnership at such time;

                        (ix) the formation by the Partnership of any subsidiary or partnership in which the Partnership owns an equity interest to conduct any portion of the Partnership's business;

                        (x) the reorganization of the Partnership as a corporation or other entity, or the creation of a holding corporation or partnership to own all or any substantial portion of the assets of the Partnership or all the equity interests in the Partnership;

                        (xi) any institution of any claim, action or proceeding by or on behalf of the Partnership or any Partner (in its capacity as a Partner of the Partnership) or with respect to any assets or properties of the Partnership, the defense of any claim, action or proceeding instituted against the Partnership or any Partner (in its capacity as a Partner of the Partnership) or with respect to any assets or properties of the Partnership or any adjustment, compromise or settlement of any thereof if, in each case, the amount in controversy or the amount of settlement is in excess of 5% of the total assets of the Partnership at such time;

                        (xii) any transaction between the Partnership, on one hand, and a Partner or any Affiliate of a Partner, on the other hand, including the extension by any Partner of a Partner Advance to the Partnership;

                        (xiii) (A) the voluntary commencement of any proceeding or the voluntary filing of any petition seeking relief under any bankruptcy, insolvency, receivership or similar law, (B) the consent to the institution of, or causing the Partnership to fail to contest in a timely and appropriate manner, any involuntary proceeding or any involuntary filing of any petition of the type described in subclause (A) above, (C) the application for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Partnership or for a substantial part of the property or assets of the Partnership, (D) the filing of an answer admitting the material allegations of a petition filed against the Partnership in any


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such proceeding, (E) the consent to any order for relief issued with respect to any such proceeding, (F) the making of a general assignment for the benefit of creditors, (G) the admission in writing the inability of the Partnership or causing the Partnership to fail generally to pay its debts as they become due or
(H) the taking of any action for the purpose of effecting any of the foregoing;

                        (xiv) (A) the establishment of any period other than a calendar quarter as a Fiscal Period pursuant to Section 5.4 or any other material change in any accounting method, practice or policy of the Partnership from that in effect on the date hereof, (B) the approval of any capital contributions to the Partnership pursuant to Section 5.1 (b) and any withdrawals of capital from the Partnership, or (c) the appointment of a replacement firm of independent accountants in the event the firm then engaged resigns its engagement or such engagement is proposed to be terminated by any Partner;

                        (xv) (A) the determination of the amount, if any, of reserves for liabilities, including cash reserves, as provided in the definition of "Cash Available for Distribution" in Section 1.1, with respect to any Fiscal Period, (B) the approval of the determination of Net Income (Loss) pursuant to
Section 6.1(a), and (C) the approval of the other determinations, valuations and other matters of judgment required to be made for accounting purposes pursuant to Section 6.1(f);

                        (xvi) the approval of such tax matters as are specified in Section 6.2 to be approved by a Partner Consent;

                        (xvii) the allocation of amounts in respect of a transferred Partnership Interest pursuant to Section 8.2(e); and

                        (xviii) any other matter expressly stated in this Agreement to be subject to approval by a Partner Consent.

                  (b) A Partner shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Partner (or any Affiliate thereof) in such matter.

                  (c) Each Partner agrees that, except as otherwise specifically provided herein and to the fullest extent permitted by applicable law, for purposes of granting the approval of the Partners with respect to any proposed action of or relating to the Partnership, the approval of such action by a Partner Consent as provided herein shall bind each Partner.

         Section 3.3 Officers and Employees. The Partnership shall have officers and employees for purposes of the day-to-day administration of the business of the Partnership, each of whom shall be appointed or hired, as the case may be, by the WWT Partner. The officers of the Partnership shall have such titles and powers, shall hold office for such term and shall perform such duties as shall be determined from time to time by the WWT Partner or otherwise as shall customarily pertain to such offices.

         Section 3.4 Compensation. Subject to the limitations contained in the expense budget approved pursuant to Section 5.5(b), the WWT Partner shall have the authority to fix the


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compensation, if any, of the Partnership's officers and employees, which compensation shall be an expense of the Partnership.

         Section 3.5 Certain Duties and Obligations of the Partners.

                  (a) The WWT Partner shall take all action which may be necessary or appropriate for the development, maintenance, preservation and operation of the business of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations.

                  (b) The WWT Partner shall take all action which is necessary to form or qualify the Partnership to conduct the business in which the Partnership in engaged under the laws of any jurisdiction in which the Partnership is doing business and to continue in effect such formation or qualification.

                  (c) Each Partner shall be under a duty as described herein to conduct the affairs of the Partnership in the best interests of the Partnership and of the Partners. Neither any Partner nor any Affiliate of any Partner shall enter into any transaction with the Partnership unless the transaction (i) is expressly permitted hereunder or (ii) is approved by a Partner Consent upon disclosure of any interest the Partner or Affiliate thereof may have in the transaction.

         Section 3.6 Restrictions on Authority of the Partners. No Partner shall have the authority to:

                  (a) do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, except in connection with the dissolution, winding up and termination of the Partnership as permitted by Article VII;

                  (c) possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

                  (d) admit a person as a Partner except as provided in this Agreement;

                  (e) commingle any funds or investments of the Partnership with those of any other person, or employ or permit any person to employ funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership; or

                  (f) perform any act in violation of the express terms of a prior unrevoked Partner Consent.

         Section 3.7 Title to Partnership Assets. Title to all assets and properties of the Partnership, whether real, personal or mixed, or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in any such assets or properties or any portion thereof. Title to all of the assets and proportion of the Partnership shall be hold in the name of the Partnership.


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         Section 3.8 Partner Compensation. No Partner shall be entitled, directly or indirectly, to any fees, commissions, reimbursement or other compensation from the Partnership other than the allocations and distributions provided for in Sections 5.3, 5.4 and 7.3.

                                   ARTICLE IV

                              Scope Of Partnership

         Section 4.1 Other Activities Permitted. This Agreement shall not be construed in any manner to preclude any Partner or any of its Affiliates from engaging in any activity whatsoever permitted by applicable law (whether or not such activity might compete, or constitute a conflict of interest, with the Partnership), including the engagement by a Partner or any Affiliate thereof in Partnership Business, and neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in any such other activity or to the income or profits derived therefrom.

                                    ARTICLE V

       Capital Contributions: Allocations: Distributions: Partner Advances

         Section 5.1 Capital Contributions.

                  (a) On and after the date hereof, no Partner shall be required to make any capital contribution to the Partnership in excess of the funds and properties, if any, previously contributed by such Partner to the Partnership. In consideration of the capital contributions previously made by each Partner and the services to be rendered by each Partner, the WWT Partner as of the date hereof has assigned to the NYOFCO Partner that portion of the NYOFCO Partner's Partnership Interest in order that, as of the date hereof, each Partner's Partnership Interest is in the amount set forth on Schedule A.

                  (b) On and after the date hereof, no Partner shall be entitled to make a capital contribution to the Partnership unless such capital contribution is approved by a Partner Consent.

                  (c) Except upon the dissolution, termination and winding-up of the Partnership pursuant to Article VII, no Partner shall have the right to demand, receive the return of or withdraw its capital contribution or any part of its Capital Account.

                  (d) Except as may be required under applicable law or this Agreement, no Partner shall have any liability to return distributions received by such Partner from the Partnership.

         Section 5.2 Capital Accounts. There shall be established for each Partner on the books of the Partnership as of the date of the formation of the. Partnership, or such later date on which such Partner is admitted to the Partnership, a capital account (each being a "Capital Account"). Each contribution of capital of a Partner to the Partnership pursuant to Section 5.1 shall be credited to the Capital Account of such Partner on the date such contribution of capital is paid to the Partnership. In addition, each Partner's Capital Account shall be (a) credited with such Partner's allocable share of any Net Income of the Partnership, (b) debited with (i) distributions to such Partner of cash or the fair market value of other property and (ii) such Partner's allocable share of any Net Loss of the Partnership and expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, and (c) otherwise maintained in accordance with the provisions of the Code. Capital Accounts shall be adjusted to reflect any transfer of a Partner's Partnership Interest as provided herein and as otherwise provided in this Article V and in Article VI. Interest shall not be payable on Capital Account balances.

         Section 5.3 Allocation. Net Income (Loss) of the Partnership shall be allocated to the Capital Accounts of all the Partners in proportion to their respective Partnership Interests set forth on Schedule A.

         Section 5.4 Periodic Distributions Prior to Liquidation. Within 30 days after the end of each fiscal quarter or such other period established by a Partner Consent (a "Fiscal Period"), the Partnership shall distribute cash to the Partners in an amount equal to the Cash Available for Distribution with respect to such Fiscal Period. Any such distributions shall be made pro rata according to each Partner's respective Partnership Interests. Distributions on the liquidation of the Partnership shall not be subject to this Section 5.4 but shall be governed by Section 7.3.

         Section 5.5 Expenses.

                  (a) The Partnership shall bear and be responsible for its ongoing operating expenses, including (i) the overhead expense, including rent, utilities, telephone and other office expenses, of maintaining the Partnership's principal office as provided in Section 2.7, the Project and any other office or other facility to the extent the incurrence of such expense for the account of the Partnership is provided for in the expense budget of the Partnership, (ii) reasonable compensation expense, including salary, payroll and fringe benefits, of officers and employees of the Partnership, (iii) travel and entertainment and other sales and marketing expenses of the Partnership, (iv) out-of pocket expenses of third parties in connection with the conduct of the business of the Partnership, (v) any taxes imposed upon the Partnership, (vi) filing fees or other governmental charges incurred to maintain the existence and qualification of the Partnership to do business under applicable laws and regulations, (vii) the costs of preparation of reports to the Partners, the Partnership's tax returns and any tax audits or disputes arising therefrom, and fees and expenses of attorneys, accountants and other outside advisors to the Partnership in connection therewith, (viii) costs and expenses of any litigation (other than litigation between or among the Partners) involving the Partnership and the amount of any judgment or settlement paid in connection therewith and (ix) costs of winding up and liquidating the Partnership. The Partnership shall not bear or be responsible for any other expense, and any other expense borne by any Partner or any Affiliate thereof in connection with the conduct of the Partnership's business shall be borne by such Partner.

                  (b) The expense budget of the Partnership for each Fiscal Year shall be in an amount and shall cover the expense items as determined by the WWT Partner and approved by a Partner Consent; provided, that if with respect to any Fiscal Year an expense budget is not so approved by a Partner Consent, the expense budget for such Fiscal Year, until such time as a new expense budget is so approved by a Partner Consent, shall be the expense budget utilized during the preceding Fiscal Year.

         Section 5.6 Capital Expenditures.

                  (a) The Partnership shall, subject to the limitations set forth in Section 5.6(b), bear and be responsible for all its capital expenditures, including any payment made directly or indirectly by or on behalf of the Partnership for the purpose of acquiring or constructing fixed assets, real-property or equipment relating to the construction or operation of the Project or otherwise relating to the Partnership Business.

                  (b) The capital budget of the Partnership for each Fiscal Year shall be in an amount and shall cover the capital items as determined by the WWT Partner and approved by a Partner Consent; provided, that if with respect to any Fiscal Year a capital budget is not so approved by a Partner Consent, the capital budget for such Fiscal Year, until such time as a new capital budget is so approved by a Partner Consent, shall be the capital budget utilized during the preceding Fiscal Year.

         Section 5.7 Partner Advances. Each Partner, severally but not jointly, shall advance to the Partnership from time to time (each a "Partner Advance"), pro rata based on its respective Partnership Interests, amounts sufficient to permit the Partnership to pay for its operating expenses and other liabilities to the extent the Partnership is not otherwise able to most such expenses out of its cash flow; provided, that each Partner Advance shall be in such amount and bear such terms as shall be approved by a Partner Consent.

                                   ARTICLE VI

                         Books and Reports: Tax Matters

         Section 6.1 General Accounting Matters.

                  (a) Net Income (Loss) shall be determined by or under the direction of the WWT Partner and approved by a Partner Consent at the end of each Fiscal Period and shall be allocated as described in Section 5.3. "Net Income (Loss)" for any Fiscal Period means the net income or net loss of the Partnership for such period as determined in accordance with generally accepted accounting principles.

                  (b) Each Partner shall be supplied with the Partnership information necessary to enable such Partner to prepare all applicable Federal, state and local income tax returns.

                  (c) The officers of the Partnership shall keep or cause to be kept books and records pertaining to the Partnership's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, Partners' Capital Accounts and all transactions entered into by the Partnership. Such books and records of the Partnership shall be kept at its principal office and the Partners and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same. The Partnership's books of account shall be kept on an accrual method and otherwise in accordance with generally accepted accounting principles.

                  (d) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by or under the direction of the WWT Partner and approved by a Partner Consent and shall be conclusive and binding on all Partners, their successors or legal representatives and any other person except for computational errors or fraud, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto except for material computational errors or fraud.

         Section 6.2 Certain Tax Matters.

                  (a) All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for Federal, state and local income tax purposes in the same manner as the corresponding constituent items of Net Income (Loss) shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code. To the extent Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) require allocations for tax purposes that differ from the foregoing allocations, the WWT Partner may, subject to a Partner Consent, determine, or delegate to the officers of the Partnership the determination of, the manner in which such tax allocations shall be made so as to comply more fully with such Treasury Regulations or other applicable law and, at the same time to the extent reasonably possible, preserve the economic relationships among the Partners as set forth in this Agreement.

                  (b) The taxable year of the Partnership shall be the same as its Fiscal Year. The officers of the Partnership shall cause to be prepared all Federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by a Partner Consent, shall cause such returns to be timely filed. The WWT Partner shall, or shall cause the officers of the Partnership to, in each case subject to a Partner Consent, determine the appropriate treatment of each item of income, gain, loss, expense, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The WWT Partner or the officers of the Partnership may, in each case subject to a Partner Consent, cause the Partnership to make or refrain from making any and all elections permitted by such tax laws; provided, however, that the WWT Partner shall make an election under Section 754 of the Code at the request of any other Partner. The Partnership and each Partner hereby designate the WWT Partner as the "tax matters partner" for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Tax Matters Partner shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code; provided, however, that the Tax Matters Partner shall not take any action to extend the statute of limitations with respect to the tax returns of the Partnership, or make any decisions on behalf of the Partnership to contest or settle any adverse Internal Revenue Service decision related to a Partnership return, without a Partner Consent.

                                   ARTICLE VII

                                   Dissolution

         Section 7.1 Dissolution. The Partnership shall be dissolved and subsequently terminated upon the occurrence of the first of the following events:

                  (a) a determination by a Partner Consent to dissolve the Partnership;

                  (b) (i) the commencement by any Partner of any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the making by any Partner of a general assignment for the benefit of its creditors; or (ii) the commencement against any Partner of any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) the commencement against any Partner of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the taking by any Partner of any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii) or (iii) above; or (v) any Partner generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due;

                  (c) during the continuance of a Default by any Partner, at any time upon 60 days' notice by any nondefaulting Partner; or

                  (d) the expiration of the term of the Partnership.

         Section 7.2 Winding-Up. When the Partnership is dissolved, the business and property of the Partnership shall be wound up and liquidated by such Partner or liquidating trustee as may be named by a Partner Consent (such Partner, or such liquidating trustee, as the case may be, hereinafter referred to as the "Liquidator"). The Liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the Liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations.

         Section 7.3 Final Distribution. If any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero. Within 120 calendar days after the effective date of dissolution of the Partnership, the assets of the Partnership shall be distributed in the following manner and order:

                  (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the Partnership;

                  (b) to the payment of debts and liabilities of the Partnership (other than Partner Advances), either by the payment thereof or the making of reasonable provision therefor;

                  (c) to establish reserves, in amounts established by the Liquidator, to meet other liabilities of the Partnership; and

                  (d) to the repayment of any then outstanding Partner Advances, in accordance with the terms agreed among the relevant Partners and otherwise on a pro rata basis, either by the payment thereof or the making of reasonable provision therefor.

The remaining assets of the Partnership shall be applied and distributed among the Partners (i) first, on a gross rata basis, in amounts sufficient to bring their respective capital balances to zero (in the case of Partners whose Capital Accounts had a positive balance prior to such distribution), after taking into account all adjustments to capital accounts for the Partnership taxable year during which the liquidation occurs, and (ii) then, in proportion to their respective Partnership Interests. For purposes of the application of this
Section 7.3 and determining capital accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.

                                  ARTICLE VIII

                         Transfer of Partners' Interests

         Section 8.1 Restrictions on Transfer of Partnership Interests. No Partner may, directly or indirectly, assign, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of all or any part of its Partnership Interest (any assignment, sale, exchange, transfer, pledge, hypothecation or other disposition of a Partnership Interest being herein collectively called "Transfer") to any person without the prior written consent of the other Partners, which consent may be given or withheld in each Partner's sole discretion.

         Section 8.2 Other Transfer Provisions.

                  (a) Any purported Transfer by a Partner of all or any part of its Partnership Interest in violation of this Article VIII shall be null and void and of no force or effect.

                  (b) Except as provided in this Article VIII, no Partner shall have the right to withdraw from the Partnership prior to its termination and no additional Partner may be admitted to the Partnership without a Partner Consent.

                  (c) Notwithstanding any provision of this Agreement to the contrary, a Partner may not Transfer all or any part of its Partnership Interest if such Transfer would cause the Partnership to violate any applicable law or regulation, or impose any additional materially burdensome registration requirements on the Partnership or any Partner or otherwise subject the Partnership or any Partner to any additional materially burdensome regulation, including in each case under any applicable federal or state securities laws.

                  (d) Concurrently with the admission of any substitute or additional Partner, the Partnership shall forthwith cause any necessary papers to be tiled and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a substitute Partner in place of the transferring Partner, or the admission of an additional Partner, all at the expense, including payment of any professional and filing fees incurred, of such substituted or additional Partner. The admission of any person as a substitute or additional Partner shall be conditioned upon such person's written acceptance and adoption of all the terms and provisions of this Agreement.

                  (e) If during any taxable year of the Partnership there is any change in the Partnership Interests, then a weighted average Partnership Interest shall be calculated for each Partner, based on the Partnership Interests as of the close of business on each day during such year, and the allocation or distribution shall be made to the Partners in proportion to the weighted average Partnership Interests so calculated; provided that if the foregoing provision is not permitted under the Code, then the allocations and distributions for such taxable year shall be made according to the varying Partnership Interests, using any conventions permitted by law and selected by the Tax Matters Partner and approved by a Partner Consent. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. If a Partner transfers all or part of its interest in the Partnership, the Capital Account of the transferor Partner which is attributable to such transferred interest shall carry over to the transferee Partner.

                                   ARTICLE IX

                                  Miscellaneous

         Section 9.1 Arbitration. To the fullest extent permitted by law, any dispute, controversy or claim arising out of or relating to this Agreement or to the Partnership's affairs or the rights or interests of the Partners or the breach or alleged breach of this Agreement, whether arising during the Partnership term or at or after its termination or during or after the liquidation of the Partnership, shall be settled by. arbitration in New York City in accordance with the rules then in effect of the American Arbitration Association. If the parties to any such controversy are unable to agree upon a neutral arbitrator or arbitrators, then an arbitrator shall be selected by each of the WWT Partner and the NYOFCO Partner and such two arbitrators shall appoint a third arbitrator to decide the matter in accordance with such rules. The parties consent to the nonexclusive jurisdiction of the Supreme Court of the State of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with any such arbitration. The parties agree that any process or notice of motion or other application to either of such courts, and any paper in connection with any such arbitration, may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

         Section 9.2 Ownership and Use of Names. The ownership of, and the right to use, sell or otherwise dispose of, the name "New York Organic Fertilizer Company", or any abbreviation or modification thereof, shall belong to the Partnership.

         Section 9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. In particular, the Partnership is formed pursuant to the Partnership Law, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided.

         Section 9.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

         Section 9.5 Access; Confidentiality. By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership, to maintain the confidentiality of, and not to disclose to any person other than its Affiliates and its other partners and stockholders, another Partner or its Affiliates and their respective advisors any information relating to the business (including trade secrets), financial structure, financial position or financial results, customers or affairs of the Partnership that shall not be generally known to the public, except as required for any arbitration proceeding pursuant to Section 9.1 or as required by law, by rule or regulation having the force of law, by any regulatory or selfregulatory organization having jurisdiction or by legal process. The provisions of this Section 9.5 shall survive the termination of the Partnership.

         Section 9.6 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including cable, telex, facsimile or similar writing) and shall be given to each Partner at its address or telex or facsimile number shown in the Partnership's books and records. Each such notice shall be effective (i) if given by telex or facsimile, upon electronic or oral confirmation of receipt, (ii) if given by mail, on the tenth day after deposit in the mails (certified return receipt requested) addressed as aforesaid and (iii) if given by any other means, when delivered to and receipted for at the address of such Partner, as the case may be, specified as aforesaid.

         Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

         Section 9.8 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 9.9 Amendments. This Agreement may be amended or modified only by a writing executed by each of the Partners, except that Schedule A may be amended by a Partner Consent to reflect a transfer of a Partnership Interest in accordance with this Agreement.

         Section 9.10 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

         Section 9.11 Representations and Warranties. Each Partner represents, warrants and covenants to the other Partner that:

                  (a) such Partner is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to perform its obligations hereunder;

                  (b) this Agreement has been duly authorized, executed and delivered by such Partner and constitutes the valid and legally binding agreement of such Partner enforceable in accordance with its terms against such Partner except as enforceability hereof may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally, by general equitable principles and by an implied covenant of good faith and fair dealing;

                  (c) the execution and delivery of this Agreement by such Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement; or any license, permit, franchise or certificate, to which such Partner is a party or by which it is bound or to which its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Partner is subject;

                  (d) such Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, dead of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which the properties of it are subject, nor in it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect such Partner's ability to carry out its obligations under this Agreement;

                  (e) there is no litigation, investigation or other proceeding pending or, to the knowledge of such Partner, threatened against such Partner or any of its Affiliates which, if adversely determined, would materially adversely affect such Partner's ability to carry out its obligations under this Agreement; and

                  (f) no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Partner is required for the execution and delivery of this Agreement by such Partner and the performance of its obligations and duties hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         SYNAGRO-WWT, INC.


                                         By:
                                             -----------------------------------
                                             Authorized Officer


                                         NYOFCO HOLDINGS INC.


                                         By:
                                             -----------------------------------
                                             Authorized Officer

                                   SCHEDULE A

Partner                            Partnership Interest
-------                            --------------------
Synagro-WWT, Inc.                          99%

NYOFCO Holdings Inc.                        1%